Company Contacts:	Investor Relations:
Bob Marbut, Chairman & Co-CEO	Amy Glynn, CFA
Roni Chaimovski, Vice-Chairman & Co-CEO	Cameron Associates
Don Neville, CFO	Phone: (212) 554-5464
Argyle Security, Inc.	amy@cameronassoc.com
Phone: (212) 245-2700 (NY)
Phone: (210) 828-1700 (TX)
Phone: 001-972-545-212-911 (Tel Aviv)

Media Relations:
Deanne Eagle
Cameron Associates
Phone: (212) 554-5463
deanne@cameronassoc.com

ARGYLE SECURITY, INC. ANNOUNCES
UPDATED GUIDANCE FOR 2008

San Antonio, TX - October 21, 2008 - (PRNewswire) - Argyle Security, Inc. (OTC BB:ARGL), (“Argyle”) a service and solutions provider in the physical electronic security industry, today announced that pro forma revenues are expected to be within the previously forecasted guidance range of $128 to $142 million. EBITDA is now expected to be below the previously expected amount of approximately 7% for the full-year 2008, and the EBITDA margin run rate is expected to be significantly lower than the previous estimate of 9 to 10% in the second half of 2008, due to increased costs for raw materials as well as significant cost increases on a number of projects in the Argyle Corrections Group. Argyle expects to provide final guidance for full-year 2008 when it releases its financial results for the quarter ended September 30, 2008 when it files its Form 10-Q during November 2008.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted pro forma revenues are an alternative view of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing this performance measure. We report adjusted pro forma revenues in order to present the results of our major operations - the construction, installation, marketing, and sale of various electronic security systems for commercial accounts and detention hardware (including security doors and frames, jail furniture, security glazing, and other security-based systems) and electronic control systems for correctional facilities - prior to considering certain income statement elements, principally amortization of intangible assets. We have defined adjusted pro forma revenues as revenues before the impact of purchase accounting for acquisitions, acquisition-related costs, discontinued operations and certain significant items including one-time expenses associated with stock appreciation rights. The adjusted pro forma revenues measure is not, and should not be viewed as, a substitute for U.S. GAAP revenues.

EBITDA (earnings before interest, taxes, depreciation and amortization) is used by management as a performance measure for benchmarking against the Company’s peers and competitors. The Company believes EBITDA is useful to investors, because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the security industry. EBITDA is not a recognized term under GAAP.  Argyle and Argyle Security USA compute EBITDA using the same consistent method from quarter to quarter.  The presentation of EBITDA is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Argyle Security, Inc.

Formed in 2005 and headquartered in San Antonio, TX, Argyle's goal is to become a leading global provider of services and solutions in the physical electronic security industry through an integrated buildup strategy. In July 2007, Argyle acquired ISI Security Group, Inc. In February 2008, Argyle created Argyle Security USA, which encompasses ISI Security Group's operations in both the corrections and commercial sectors, also including the assets and operations acquired as a result of the PDI, Com-Tec and FireQuest acquisitions during 2008. Argyle's channel focus is Video Surveillance, Access Control, Perimeter Protection, Intrusion Protection, Fire Detection and Threat Analysis, serving selected commercial, governmental and residential markets. Argyle Security, Inc. currently has two reporting segments: Argyle Corrections Group and Argyle Commercial Security Group.

Argyle Corrections Group is the controlling entity for business units consisting of ISI, PDI, Com-Tec and MCS and is one of the nation's largest providers of detention equipment products and service solutions, as well as turnkey, electronic security systems. These systems include unique engineering competencies and proprietary software products. Currently, MCS-Commercial Fire & Security is the only business unit comprising Argyle Commercial Security Group. Argyle Commercial Security Group focuses on the commercial security sector and provides turnkey, electronic security systems to the commercial market.

Please visit http://www.argylesecurity.com or http://www.argylesecurityusa.com for additional information on Argyle and Argyle Security USA.

Safe Harbor

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged," "foresees," "forecasts," "estimates" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Such forward-looking statements include statements regarding the Company’s expectation regarding revenue, profit and income results for the fiscal year ended December 31, 2008 and the timing of filing of the company’s Form 10-Q for the nine months ended September 30, 2008. Actual results could differ materially from those contained in the forward-looking statements and are based on current expectations that involve a number of risks and uncertainties, including, but not limited to, the timing of closing our books and issuing final financial results. These forward- looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the company's operations and financial performance and condition, including, without limitation, statements regarding the Company’s expected fiscal year 2008 revenue, profit and income results. Similarly, statements herein that describe the Argyle's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release and Argyle undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.